Verde Science, Inc. Announces Appointment of Medical Marijuana Industry Veteran to Board of Directors

Appointment of Luis Bobadilla Is Prelude To Company's Rollout of its Cannabis R & D, Design, Engineer, Build and Management Consulting Business Model

Los Angeles, CA, May 14, 2014, Verde Science Inc. (the "Company") announced today the appointment of Luis Bobadilla III to its board of directors.

After beginning his career with at J.P. Morgan Chase on the Latin America Bond Desk as an analyst, Mr. Bobadilla launched several successful startup companies in multiple industries. He is the founder(2006) and manager of Sherman Oaks Holistic Oasis, a fully compliant medical marijuana collective that has successfully navigated all regulatory processes and operates in Los Angeles County. He was the managing partner and co-founder of Orange County Glass Works, LLC in 2002. Mr. Bobadilla also established and grew 'Pure Glass' as one of the premier smoking accessory brands in the U.S.

Mr. Bobadilla is a graduate of the London School of Economics and is an experienced entrepreneur with a proven track record of identifying business opportunities in nascent industries and developing and executing; initial funding, strategic planning, team building, and marketing strategies toward rapid growth in revenue and market share. Mr. Bobadilla is joining Verde Science as part of the Company's plans to enter into the Medical Marijuana Cultivation Design, Engineer, Build and Management Consulting Business. The Company will be providing more details on this business model in the next few days.

Verde Sciences' CEO, Harp Sangha, comments "We're very pleased that Mr. Bobadilla has joined our Board. Within this sector, there are very few individuals with full regulatory knowledge and successful operational experience. His participation will help ensure a successful implementation of our business strategy. As we have disclosed previously, Verde Science is committed to establishing itself as a leader in the medical marijuana industry. With the addition of Mr. Bobadilla to the team, we have access to and can leverage his vast resources and contacts in the industry, especially in the areas of research and development. We are excited to have him on the team and we are confident that our shareholders will be pleased with the model we will be unveiling in the coming weeks."

About Verde Science, Inc. (VRCI)

The Company has identified, and developed relationships with and is working with leading manufacturing and research and development experts in the burgeoning medical marijuana industry. The Company is focused on providing technical and financial resources to clients in the MMJ space.

For further information please contact:
Harp Sangha Chairman/CEO
Tel: 1-858-210-0236
harpsangha@shaw.ca

Torrey Hills Capital
Jim MacDonald/Clay Chase
Tel: 1-858-759-9902

Safe Harbor Statements

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved". Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the oil and gas industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.